Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-209122

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, dated March 8, 2016

Prospectus Supplement to Prospectus dated January 26, 2016

$

Berkshire Hathaway Inc.

$                                      % Senior Notes due

$                                      % Senior Notes due

We are offering (i) $             of our         % Senior Notes due          and (ii) $             of our     % Senior Notes due          (together, the “notes”).

Interest on the notes will accrue from the date of original issuance, expected to be             , 2016 and will be payable semi-annually in arrears on              and              of each year, commencing on             , 2016.

The     % Senior Notes due          will mature on                      and the     % Senior Notes due          will mature on             .

We may redeem the notes, in whole or in part, at any time at the redemption prices as described under “Description of the Notes—Optional Redemption.”

The notes will be senior unsecured indebtedness of Berkshire Hathaway Inc. and will rank equally with all of its other existing and future senior unsecured indebtedness.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Concurrently with this offering, under a separate prospectus supplement, our wholly owned finance subsidiary, Berkshire Hathaway Finance Corporation (“BHFC”), is offering $             in aggregate principal amount of senior notes, which will be unconditionally and irrevocably guaranteed by us. The closing of this offering of notes is not conditioned upon the closing of the concurrent offering of senior notes by BHFC.

The risks involved in investing in our debt securities are described in the “Risk Factors” section on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per % Senior Note due		Per % Senior Note due		Total
Initial public offering price(1)		%		%	$
Underwriting discount		%		%	$
Proceeds, before expenses, to Berkshire Hathaway Inc.		%		%	$

(1)	Plus accrued interest from , 2016 until the date of delivery.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about             , 2016.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	J.P. Morgan	Wells Fargo Securities

Prospectus Supplement dated             , 2016

Prospectus Supplement

You should read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus we file with the Securities and Exchange Commission (the “SEC”) carefully before you invest in the notes. This document contains or incorporates by reference important information you should consider before making your investment decision. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any such free writing prospectus. We have not and the underwriters have not authorized anyone else to provide you with any different or additional information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus (as updated by this prospectus supplement), or any such free writing prospectus is accurate as of any date other than its respective date or the date that is specified in those documents, or that the information we previously filed with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference or the date that is specified in such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. The notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting—Offering Restrictions” in this prospectus supplement.

FORWARD-LOOKING INFORMATION

Certain statements contained, or incorporated by reference, in this prospectus supplement are “forward- looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by us, which may be provided by management are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about us, economic and market factors and the industries in which we do business, among other things, that may cause actual events and results to differ materially from the forward-looking statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, continuing volatility in the capital or credit markets and other changes in the securities and capital markets, changes in market prices of our investments in fixed maturity and equity securities, losses realized from derivative contracts, the occurrence of one or more catastrophic events, such as an earthquake, hurricane, or act of terrorism that causes losses insured by our insurance subsidiaries, changes in laws or regulations affecting our insurance, railroad, utilities and energy and finance subsidiaries, changes in tax laws, and changes in general economic and market factors that affect the prices of securities or the industries in which we and our affiliates do business. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

Forward-looking statements are not guarantees of future performance. We undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this prospectus supplement, except as required by law.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information contained in this prospectus supplement.

In this prospectus supplement, unless otherwise specified or the context otherwise implies, references to “dollars” and “$” are to U.S. dollars. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus supplement to “Berkshire,” “we,” “us,” “our,” or similar references are references to Berkshire Hathaway Inc., including its consolidated subsidiaries. However, in the “Description of the Notes” and related summary sections of this prospectus supplement, references to “we,” “us,” “our,” or similar references are to Berkshire Hathaway Inc. (parent company only) and not to any of its subsidiaries.

This prospectus supplement is based on information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus supplement summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement.

S-i

INCORPORATION BY REFERENCE

In this document we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus from the date we file that document, and later information filed with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (but excluding any information furnished to, rather than filed with, the SEC) prior to the termination of any offering of securities made by this prospectus:

•	Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2015; and

•	those portions of Berkshire’s proxy statement for its 2015 annual meeting of shareholders incorporated by reference into its Form 10-K for the year ended December 31, 2014.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attn: Corporate Secretary

Tel: (402) 346-1400

S-ii

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, together with documents incorporated by reference, in their entirety before making an investment decision.

Berkshire Hathaway Inc.

We are incorporated in Delaware and are a holding company owning subsidiaries that engage in a number of diverse business activities including insurance and reinsurance, freight rail transportation, utilities and energy, finance, manufacturing, services and retailing. Included in the group of subsidiaries that underwrite insurance and reinsurance is GEICO, the second largest private passenger auto insurer in the United States and two of the largest reinsurers in the world, General Re and the Berkshire Hathaway Reinsurance Group. Other subsidiaries that underwrite insurance include National Indemnity Company, Columbia Insurance Company, National Fire & Marine Insurance Company, National Liability and Fire Insurance Company, Berkshire Hathaway Homestate Insurance Company, Cypress Insurance Company, Berkshire Hathaway Specialty Insurance Company, Medical Protective Company, the Berkshire Hathaway GUARD Insurance Companies, Applied Underwriters, U.S. Liability Insurance Company, Central States Indemnity Company, and Berkshire Hathaway Life Insurance Company of Nebraska. Our finance and financial products businesses primarily engage in proprietary investing strategies (BH Finance), consumer lending (Clayton Homes, Inc.) and transportation equipment and furniture leasing (UTLX, XTRA and CORT).

Burlington Northern Santa Fe, LLC (“BNSF”) is a holding company that, through its subsidiaries, is engaged primarily in the freight rail transportation business. BNSF’s rail operations make up one of the largest railroad systems in North America. Berkshire Hathaway Energy Company (“BHE”) is an international energy holding company owning a wide variety of operating companies engaged in the generation, transmission and distribution of energy. Among BHE’s operating energy businesses are Northern Powergrid; MidAmerican Energy Company; PacifiCorp; NV Energy; BHE Pipeline Group; BHE Renewables; and AltaLink. In addition, BHE owns HomeServices of America, a real estate brokerage firm. McLane Company is a wholesale distributor of groceries and nonfood items to discount retailers, convenience stores, restaurants and others. The Marmon Group is an international association of approximately 180 manufacturing businesses, including UTLX, that operate independently within diverse business sectors. The Lubrizol Corporation is a specialty chemical company that produces and supplies chemical products for transportation, industrial and consumer markets. IMC International Metalworking Companies is an industry leader in the metal cutting tools business. Additionally, on January 29, 2016, we acquired Precision Castparts Corp. (“PCC”), a worldwide diversified manufacturer of complex metal components and products serving the aerospace, power and general industrial markets, in a transaction valued at approximately $37.2 billion, including the assumption of $5.0 billion of outstanding PCC net debt as of January 29, 2016.

Numerous business activities are conducted through our other manufacturing, services and retailing subsidiaries. Shaw Industries is the world’s largest manufacturer of tufted broadloom carpet. Benjamin Moore is a formulator, manufacturer and retailer of architectural and industrial coatings. Johns Manville is a leading manufacturer of insulation and building products. Acme Building Brands is a manufacturer of face brick and concrete masonry products. MiTek produces steel connector products and engineering software for the building components market. Fruit of the Loom, Russell Athletic, Vanity Fair, Garan, Fechheimer, H.H. Brown Shoe Group, Justin Brands, and Brooks manufacture, license and distribute apparel and footwear under a variety of brand names. FlightSafety International provides training to aircraft operators. NetJets provides fractional ownership programs for general aviation aircraft. Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture and Jordan’s Furniture are retailers of home furnishings. Borsheims, Helzberg Diamond Shops and Ben Bridge Jeweler are retailers of fine jewelry.

In addition, other manufacturing, service and retail businesses include: Buffalo News and the BH Media Group, publishers of daily and Sunday newspapers; See’s Candies, a manufacturer and seller of boxed chocolates and other confectionery products; Scott Fetzer, a diversified manufacturer and distributor of commercial and industrial products; Larson-Juhl, a designer, manufacturer and distributor of high-quality picture framing products; CTB International, a manufacturer of equipment for the livestock and agricultural industries; International Dairy Queen, a licensor and service provider to about 6,700 stores that offer prepared dairy treats and food; Pampered Chef, a leading direct seller of kitchen tools in the United States; Forest River, a leading manufacturer of leisure vehicles in the United States; Business Wire, the leading global distributor of corporate news, multimedia and regulatory filings; TTI, Inc., a leading distributor of electronic components; Richline Group, a leading jewelry manufacturer; Oriental Trading Company, a direct retailer of party supplies and novelties; Charter Brokerage, a leading global trade services company; Berkshire Hathaway Automotive, which includes 83 automobile dealerships located in 10 states; and Detlev Louis Motorrad, a retailer of motorcycle accessories based in Germany.

Operating decisions for our various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for us and our subsidiaries by our senior management team which is led by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of Berkshire’s Board of Directors. Our businesses collectively employ approximately 360,000 people.

Our executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

The Offering

Issuer	Berkshire Hathaway Inc.

Securities Offered	$ aggregate principal amount of % Senior Notes due .

$                     aggregate principal amount of             % Senior Notes due            .

Offering Price	% in respect of the % Senior Notes due

            % in respect of the             % Senior Notes due

in each case, plus accrued interest from                 , 2016 until the date of delivery.

Maturity Date	in respect of the % Senior Notes due .

                    in respect of the         % Senior Notes due             .

Interest	The % Senior Notes due will bear interest at a rate per annum equal to %, payable semi-annually in arrears on and of each year, commencing on , 2016.

The % Senior Notes due will bear interest at a rate per annum equal to %, payable semi-annually in arrears on and of each year, commencing on , 2016.

Ranking	Each series of notes will be our unsecured senior obligations, will rank pari passu in right of payment with all of our unsubordinated, unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness. As of December 31, 2015, we had no secured indebtedness and $9.8 billion of indebtedness, and our subsidiaries had $74.5 billion of indebtedness.

Optional Redemption	We will have the option to redeem any series of notes, in whole or in part, at any time at a redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed or (B) as determined by the quotation agent and as described herein under “Description of the Notes—Optional Redemption,” the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, not including any portion of such payments of interest accrued as of the date on which the notes are to be redeemed, discounted to the date on which the notes are to be redeemed on a semi-annual basis, assuming a 360-day year consisting of twelve 30- day months, at the adjusted treasury rate described herein under “Description of the Notes—Optional Redemption” plus basis points with respect to the % Senior Notes due or basis points with respect to the % Senior Notes due , in each case plus accrued and unpaid interest to the date on which the notes are to be redeemed.

At any time on or after             with respect to the             % Senior Notes due             (             months prior to the maturity date of such notes) or with respect to the             % Senior Notes due              (            months prior to the maturity date of such notes), we may redeem some or all of the notes of the applicable series, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Repayment	The notes will not be repayable at the option of the holder prior to maturity.

Sinking Fund	The notes are not subject to a sinking fund provision.

Form and Denomination	The Depository Trust Company (“DTC”) will act as securities depositary for the notes, which will be issued only as fully registered global securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC, except in certain circumstances. One or more fully registered global notes will be issued to DTC for each series of the notes. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We expect to use the net proceeds of this offering to repay a $10 billion bank loan we obtained from certain affiliates of the underwriters that was used to finance a portion of our acquisition of Precision Castparts Corp. and to refinance our $300,000,000 aggregate principal amount of 2.20% Senior Notes that matured and were repaid on February 11, 2016. See “Use of Proceeds” in this prospectus supplement.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	New York

Risk Factors	You should carefully consider the specific factors set forth under “Risk Factors” on page S-5 of this prospectus supplement as well as the information and data included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.

Conflicts of Interest	We own more than 10% of the outstanding preferred stock of Bank of America Corporation, the parent company of Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, certain affiliates of the underwriters in this offering will receive more than 5% of the net proceeds of this offering, in connection with our repayment of the $10 billion bank loan we obtained under the 364-day credit agreement, dated as of January 8, 2016, between us and such affiliates. See “Use of Proceeds” in this prospectus supplement. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary.

Concurrent Offering	Concurrently with this offering, under a separate prospectus supplement, BHFC is offering $ in aggregate principal amount of senior notes, which will be unconditionally and irrevocably guaranteed by us. The closing of this offering of notes is not conditioned upon the closing of the concurrent offering of senior notes by BHFC.

RISK FACTORS

An investment in our securities involves some degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities and the loss of all or part of your investment.

There is currently no trading market for the notes and an active trading market for the notes may not develop.

The notes are new issues of securities with no established trading market, and we do not intend to list them on any securities exchange or automated quotation system. As a result, an active trading market for the notes may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your notes at their fair market value or at all.

USE OF PROCEEDS

We expect to use the net proceeds of this offering to repay a $10 billion bank loan we obtained from certain affiliates of the underwriters that was used to finance a portion of our acquisition of Precision Castparts Corp. and to refinance our $300,000,000 aggregate principal amount of 2.20% Senior Notes that matured and were repaid on February 11, 2016.

DESCRIPTION OF THE NOTES

The following description of certain material terms of the notes does not purport to be complete.

This description of the notes is intended to be an overview of the material provisions of the notes and is intended to supplement, and to the extent of any inconsistency replace, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which we refer you. The notes will be issued under an indenture, dated as of January 26, 2016 (the “indenture”), among us, BHFC and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “trustee”). Since this description of the notes is only a summary, we urge you to read the indenture (including definitions of terms used therein) and the forms of notes because they, and not this description, define your rights as a beneficial holder of the notes. You may request copies of these documents from us at our address set forth above under “Summary—Berkshire Hathaway Inc.” The indenture and the forms of the notes are included or incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part.

General

Each series of the notes offered by this prospectus supplement will be issued as a separate series under the indenture. The notes will be our senior unsecured obligations and will be initially limited in aggregate principal amount to $                     in the case of the             % Senior Notes due          and $                     in the case of the             % Senior Notes due             .

We may at any time, without notice to or consent of the holders of the notes offered by this prospectus supplement, issue additional notes of the same series as any series of the notes offered hereby. Any such additional notes will have the same ranking, interest rate, maturity date and other terms as such series of notes offered hereby, except for possible variations permitted under the indenture. Any such additional notes, together with the notes offered hereby of such series, will constitute a single series of notes under the indenture.

Unless earlier redeemed, the entire principal amount of the             % Senior Notes due              will mature and become due and payable, together with any accrued and unpaid interest thereon, on                 . Unless earlier redeemed, the entire principal amount of the             % Senior Notes due              will mature and become due and payable, together with any accrued and unpaid interest thereon, on             .

The notes of each series will be evidenced by one or more global notes deposited with a custodian for and registered in the name of a nominee of DTC. Except as described herein, beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. See “—Book-Entry Delivery and Form.”

You will not have the right to cause us to repurchase the notes in whole or in part at any time before they mature. The notes are not subject to a sinking fund provision.

Interest

The             % Senior Notes due              will accrue interest at a rate of             % per annum. The             % Senior Notes due              will accrue interest at a rate of             % per annum. The notes offered by this prospectus supplement will accrue interest on their stated principal amount from             , 2016, or from the most recent date to which interest has been paid or duly provided for, and accrued and unpaid interest will be payable semi-annually in arrears on                  and                  of each year, which we refer to as “interest payment dates,” commencing on                 , 2016.

Interest will be paid to the person in whose name a note is registered at the close of business on the             and                      (whether or not a business day), which we refer to as “record dates,” immediately preceding the relevant interest payment date.

The amount of interest payable on the notes for any full semi-annual interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period for which interest is computed will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed per 30-day month. If any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date. For purposes of this prospectus supplement, a “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.

Any amounts payable on any notes that are not punctually paid on any payment date will cease to be payable to the person in whose name such notes are registered on the relevant record date, and such defaulted payment will instead be payable to the person in whose name such notes are registered on the special record date or other specified date determined in accordance with the indenture.

Ranking

The notes will be our senior unsecured obligations and will rank pari passu in right of payment with all of our unsubordinated, unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness. As of December 31, 2015, we had no secured indebtedness and $9.8 billion of indebtedness, and our subsidiaries had $74.5 billion of indebtedness.

Optional Redemption

We will have the option to redeem any series of notes in whole or in part, at any time, at a redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed or (B) as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed, not including any portion of such payments of interest accrued as of the date on which the notes are to be redeemed, discounted to the date on which the notes are to be redeemed on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus          basis points with respect to the         % Senior Notes due          or          basis points with respect to the             % Senior Notes due             , in each case plus accrued and unpaid interest on the notes to be redeemed to the date on which such notes are to be redeemed.

At any time on or after              with respect to the         % Senior Notes due              (         months prior to the maturity date of such notes) or              with respect to the         % Senior Notes due              (         months prior to the maturity date of such notes), we may redeem some or all of the notes of the applicable series, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

We will utilize the following procedures to calculate the adjusted treasury rate described in the previous paragraph. We will appoint Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and a primary U.S. government securities dealer in New York City selected by Wells Fargo Securities, LLC or their respective successors, and one or more other primary U.S. Government securities dealers in New York City as reference dealers, and we will appoint Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor to act as our quotation agent. If any of the foregoing or their respective successors are no longer a primary U.S. Government securities dealer in New York City, we will substitute another primary U.S. Government securities dealer in New York City in its place as a reference dealer.

The quotation agent will select a United States Treasury security which has a maturity comparable to the remaining maturity of the notes to be redeemed which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of such notes. The reference dealers will provide us with the bid and asked prices for that comparable United States Treasury security as of 5:00 p.m. (New York City time) on the third business day before the redemption date. We will calculate the average of the bid and asked prices provided by each reference dealer, eliminate the highest and the lowest reference dealer quotations and then calculate the average of the remaining reference dealer quotations. However, if we obtain fewer than three reference dealer quotations, we will calculate the average of all the reference dealer quotations and not eliminate any quotations. We call this average quotation the comparable treasury price. The adjusted treasury rate with respect to the notes to be redeemed will be the semi- annual equivalent yield to maturity of a security whose price is equal to the applicable comparable treasury price, in each case expressed as a percentage of its principal amount.

We may redeem the notes at any time on a redemption date of our choice. However, we must give the holders of such notes notice of the redemption not less than 30 days or more than 60 days before the redemption date. We will give the notice in the manner described under “—Notices.” If we elect to redeem fewer than all the notes, the trustee will select the particular notes to be redeemed by such method that the trustee deems fair and appropriate.

Book-Entry Delivery and Form

General

The notes offered hereby will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued on the issue date therefor only against payment in immediately available funds.

The notes of each series offered hereby initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive, fully registered form without interest coupons, which we refer to as the “global notes.”

The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), as described below under “—Depositary Procedures.”

Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to procedures established by DTC:

•	upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

•	ownership of such interests in the global notes will be maintained by DTC (with respect to its participants) or by DTC’s participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are participants or indirect participants in such system. Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. The depositaries, in turn, will hold interests in the notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some jurisdictions require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “—Exchange of Book-Entry Notes for Certificated Notes.”

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest on, a global note registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the indenture. We and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time.

Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

The global notes for a series are exchangeable for certificated notes of the same series in definitive, fully registered form without interest coupons only in the following limited circumstances:

•	DTC notifies us that (1) it is unwilling or unable to continue as depositary for the global notes of such series or (2) it has ceased to be a clearing agency registered under the Exchange Act,

•	if there shall have occurred and be continuing an event of default with respect to the notes of such series, or

•	if we determine, in our sole discretion, that the global notes of such series are exchangeable in accordance with the terms of the indenture.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to initial holders of the notes. The summary is limited to holders that purchase notes in the initial offering for cash at their initial offering price, and that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), which generally means as property held for investment. The summary does not purport to address all of the tax considerations that may be relevant to a particular holder or to deal with the tax considerations that may be relevant to holders in special tax situations, such as banks, thrifts, real estate investment trusts, regulated investment companies, partnerships and other pass-through entities, insurance companies, dealers in securities or currencies, traders in securities electing to use a mark-to-market method of accounting, foreign persons (except to the extent specifically provided below), tax-exempt organizations, United States expatriates and certain former citizens or long-term residents of the United States, persons holding notes as part of a straddle, hedge, conversion transaction, “synthetic security” or other integrated investment, persons deemed to sell the notes under the constructive sale provisions of the Code, or U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, nor does it address federal estate, gift or alternative minimum taxes or state, local, or foreign taxes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds notes, the tax treatment of a partner or a member in that partnership or pass-through entity generally will depend upon the status of the partner or the member and upon the activities of the partnership or pass-through entity. A partnership or pass-through entity considering a purchase of the notes, and partners or members in such a partnership or pass-through entity, should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the notes.

This summary is based upon the Code, Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and administrative and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations. No ruling has been or will be sought from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. As a result, the IRS could disagree with portions of this discussion.

This discussion is for general purposes only. Persons considering a purchase of the notes should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes in light of their own particular circumstances, including the tax consequences under federal, state, local and foreign tax laws and tax treaties and the possible effects of any changes in applicable tax laws.

Payments Under Certain Events

Under the terms of the notes, we may be obligated in certain circumstances to pay amounts in excess of stated interest or principal on the notes. It is possible that the IRS could assert that the payment of such excess amounts is a “contingent payment” and the notes are therefore contingent payment debt instruments for U.S. federal income tax purposes. Under the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the notes are issued) are ignored. Although the issue is not free from doubt, we believe that the possibility of making additional payments is remote and/or incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position will be binding on holders of the notes, unless a holder timely and explicitly discloses to the IRS that it takes a position different from ours. Our position, however, is not binding on the IRS. If the IRS successfully challenges this position, the timing and amount of income included and the character of the income recognized with respect to the notes may be materially different from the consequences discussed herein. Holders should consult their own tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Consequences to U.S. Holders

The following discussion summarizes certain U.S. federal income tax considerations relevant to a U.S. holder. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the notes that is (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, in each case, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if it (i) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (as defined in the Code) or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person (as defined in the Code), or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.

Payments or Accruals of Interest

Payments or accruals of interest on a note will be taxable to U.S. holders as ordinary interest income at the time such U.S. holders receive or accrue such amounts (in accordance with a holder’s regular method of tax accounting).

Sale, Exchange, Redemption or Other Disposition of the Notes

When a U.S. holder disposes of a note by sale, exchange, redemption or other disposition, the holder will generally recognize gain or loss equal to the difference between the amount the holder realizes on the transaction (less any amount attributable to accrued and unpaid interest, which will be taxable as such) and the holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally equal the cost of the note to the holder.

The gain or loss that a U.S. holder recognizes on the sale, exchange, redemption or other disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if the holder held the note for more than one year on the date of disposition. Long-term capital gains recognized by non-corporate U.S. holders (including individuals) are subject to taxation at preferential rates. The tax deductibility of capital losses is subject to limitations.

3.8% Medicare Tax On “Net Investment Income”

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on the lesser of (a) such holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (b) the excess of the U.S. holder’s modified gross income for the taxable year over certain thresholds (generally $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding and Information Reporting

Unless a U.S. holder is an exempt recipient, payments under the notes or proceeds received from the sale of the notes will generally be subject to information reporting and will generally also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld do not constitute a separate tax and will generally be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

The following discussion summarizes certain U.S. federal income tax considerations relevant to a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes a nonresident alien individual, a foreign corporation, or a trust or estate that is not a U.S. holder.

Payments of Interest

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act”, payments of interest on the notes made to a non-U.S. holder will generally be exempt from U.S. federal income and withholding tax, provided that:

•	the non-U.S. holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or through attribution, to us through stock ownership;

•	the non-U.S. holder is not a bank receiving interest on a loan entered into the ordinary course of its trade or business;

•	either (i) the non-U.S. holder certifies on IRS Form W-8BEN or Form W-8BEN-E (or a successor form), under penalties of perjury, that it is a non-U.S. holder and provides its name and address or otherwise satisfies applicable documentation requirements or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the non-U.S. holder or an intermediate financial institution and furnishes a copy thereof; and

•	the payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless such non-U.S. holder provides the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or a successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty; or

•	IRS Form W-8ECI (or a successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If payments of interest on the notes are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, where an income tax treaty applies, are attributable to a United States permanent establishment), then such non-U.S. holder will be subject to U.S. federal income tax on such interest payments on a net income basis in the same manner as a U.S. holder (but without regard to the 3.8% Medicare tax, described above), although such non-U.S. holder will be exempt from the 30% U.S. federal withholding tax if the certification requirements discussed above are satisfied. In addition, a non-U.S holder that is a foreign corporation may be subject to an additional branch profits tax equal to 30% (or lower applicable tax treaty rate) of such interest, subject to adjustments.

Sale, Exchange, Redemption or Other Disposition of the Notes

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act”, any gain realized by a non-U.S. holder upon a sale, exchange, redemption or other disposition of the notes will generally not be subject to U.S. federal income tax, unless:

•	the gain is effectively connected with the conduct of a trade or business in the United States by the non- U.S. holder (and, where an income tax treaty applies, is attributable to a United States permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Any gain realized by a non-U.S. holder upon a sale, exchange, redemption or other disposition of the notes that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, where an income tax treaty applies, is attributable to a United States permanent establishment) will generally be taxable as discussed above with respect to effectively connected interest on the notes. If a non-U.S. holder is subject to U.S. federal income tax because the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, any gain realized by the non-U.S. holder on the sale, exchange, redemption or other disposition of the notes that is not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will be subject to a flat 30% tax on the gain derived from such disposition (unless determined otherwise under an applicable income tax treaty), which gain may be offset by United States-source capital losses.

Backup Withholding and Information Reporting

Generally, information reporting will apply to the amount of interest paid to each non-U.S. holder and the amount of tax, if any, withheld with respect to those payments. These reporting requirements apply regardless of whether withholding is reduced or eliminated by the Code or an applicable income tax treaty or otherwise. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable tax treaty or agreement.

In general, a non-U.S. holder will not be subject to U.S. federal backup withholding with respect to payments of interest on the notes if the non-U.S. holder provides an IRS Form W-8BEN or Form W-8BEN-E (or a successor form) with respect to such payments or otherwise satisfies applicable documentation requirements. In addition, no information reporting or backup withholding will generally be required with respect to the proceeds of a sale or other disposition of the notes by a non-U.S. holder made within the United States or conducted through certain United States-related financial intermediaries if the payor receives such a form or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts so withheld will generally be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Withholding under FATCA generally will apply to payments of interest on a note regardless of when they are made. However, under the applicable Treasury regulations and IRS guidance, withholding under FATCA generally will only apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING (Conflicts of Interest)

We have entered into an underwriting agreement with Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC with respect to the notes. Subject to certain conditions, we have agreed to sell to each underwriter and each underwriter named below has severally agreed to purchase from us the principal amount of the notes that appears opposite its name in the table below.

	% Senior Notes due	% Senior Notes due
Goldman, Sachs & Co.	$	$
J.P. Morgan Securities LLC . . . .
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC

Total	$	$

The underwriters have agreed to purchase all of the notes if any of them are purchased. The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to, among other customary conditions, the delivery of certain legal opinions by their counsel. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non- defaulting underwriters may also be increased or the offering may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to (i)             % of the principal amount of the             % Senior Notes due              and (ii)             % of the principal amount of the             % Senior Notes due             . In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to (i)             % of the principal amount of the             % Senior Notes due             and (ii)             % of the principal amount of the             % Senior Notes due             to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed that, subject to certain exceptions, we will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of notes:

Underwriting Discounts paid by us
	Per Note		Total
% Senior Notes due		%	$
% Senior Notes due		%	$

Total . . . . . . . . . . . . .	—		$

We estimate that we will spend approximately $         million for printing, rating agency fees, trustee and legal fees and other expenses related to this offering.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market making at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Each underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Each underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses reimbursements. Affiliates of the underwriters have entered into a $10 billion 364-day credit agreement with us dated as of January 8, 2016. Borrowings under such facility were used by us to finance a portion of our acquisition of PCC. The underwriters and their affiliates may also make investment recommendations and/ or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

We expect that delivery of the notes will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which will be the          business day following the date of pricing of the notes (this settlement cycle being referred to as “T+         “). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the next          succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+         , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.

Conflicts of Interest

We own more than 10% of the outstanding preferred stock of Bank of America Corporation, the parent company of Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, certain affiliates of the underwriters in this offering will receive more than 5% of the net proceeds of this offering, in connection with our repayment of the $10 billion bank loan we obtained under the 364-day credit agreement, dated as of January 8, 2016, between us and such affiliates. See “Use of Proceeds” in this prospectus supplement. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. No underwriter will confirm sales of the notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

Offering Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(ii)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(iii)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(iv)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus

Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

This prospectus supplement and the accompanying prospectus and any other material in relation to the notes is only being distributed to and is only directed at persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “relevant persons”. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

(a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Japan

The underwriters will not offer or sell any of the notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Hong Kong

No underwriter nor any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, our notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

This prospectus supplement or any other offering material relating to the notes has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered in Singapore pursuant to the exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for the subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the SFA, (2) to a relevant person under Section 275(1) and/or any person under Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

LEGAL MATTERS

Certain legal matters in connection with the notes offered hereby will be passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is one of our directors. Mr. Olson and the other attorneys at Munger, Tolles & Olson LLP who are representing us in connection with the offering of the notes beneficially own, in the aggregate, approximately 365 shares of our Class  A common stock and approximately 42,750 shares of our Class B common stock.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Berkshire Hathaway Inc.

Debt Securities

We may, from time to time, offer to sell debt securities. We may sell these debt securities in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus describes some of the general terms and conditions that apply to these debt securities. We will provide the specific terms of the debt securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

Investing in debt securities involves risks. You should carefully consider the risks described under “Risk Factors” starting on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, before making a decision to invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 26, 2016

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus, the date of the relevant document incorporated by reference, or another that is otherwise specified, as applicable. Our financial condition, results of operations or business prospects may have changed since those dates.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Forward-Looking Information

Certain statements contained, or incorporated by reference, in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by us, which may be provided by management are also forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties and assumptions about us, economic and market factors and the industries in which we do business, among other things, that may cause actual events and results to differ materially from the forward-looking statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, continuing volatility in the capital or credit markets and other changes in the securities and capital markets, changes in market prices of our investments in fixed maturity and equity securities, losses realized from derivative contracts, the occurrence of one or more catastrophic events, such as an earthquake, hurricane, or act of terrorism that causes losses insured by our insurance subsidiaries, changes in laws or regulations affecting our insurance, railroad, utilities and energy and finance subsidiaries, changes in tax laws, and changes in general economic and market factors that affect the prices of securities or the industries in which we and our affiliates do business. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information.”

Forward-looking statements are not guarantees of future performance. We undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this prospectus, except as required by law.

ii

About this Prospectus

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using this shelf registration process, we may, at any time and from time to time, sell our debt securities in one or more offerings.

This prospectus only provides a general description of the debt securities that we may offer. Each time we sell debt securities under the shelf registration, we will provide a supplement to this prospectus containing specific information about the terms of the securities, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context otherwise requires, references to “dollars” and “$” are to U.S. dollars. Unless we indicate otherwise or unless the context implies otherwise, all references in this prospectus to “Berkshire,” “we,” “us,” “our,” or similar references are to Berkshire Hathaway Inc. excluding its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. These SEC filings are also available to the public from the SEC’s website at www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

Incorporation of Certain Information by Reference

In this document we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus from the date we file that document, and later information filed with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (but excluding any information furnished to, rather than filed with, the SEC) prior to the termination of any offering of securities made by this prospectus:

•	Berkshire’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	Berkshire’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	Berkshire’s Current Reports on Form 8-K filed with the SEC on January 15, 2015, March 16, 2015, May 5, 2015, and August 10, 2015.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of such information by writing or telephoning us at:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attn: Corporate Secretary

Tel: (402) 346-1400

Berkshire Hathaway Inc.

We are incorporated in Delaware and are a holding company owning subsidiaries that engage in a number of diverse business activities including insurance and reinsurance, freight rail transportation, utilities and energy, finance, manufacturing, services and retailing. Included in the group of subsidiaries that underwrite insurance and reinsurance is GEICO, the second largest private passenger auto insurer in the United States and two of the largest reinsurers in the world, General Re and the Berkshire Hathaway Reinsurance Group. Other subsidiaries that underwrite insurance include National Indemnity Company, Columbia Insurance Company, National Fire & Marine Insurance Company, National Liability and Fire Insurance Company, Berkshire Hathaway Homestate Insurance Company, Cypress Insurance Company, Berkshire Hathaway Specialty Insurance Company, Medical Protective Company, the Berkshire Hathaway GUARD Insurance Companies, Applied Underwriters, U.S. Liability Insurance Company, Central States Indemnity Company, and Berkshire Hathaway Life Insurance Company of Nebraska.

Burlington Northern Santa Fe, LLC (“BNSF”) is a holding company that, through its subsidiaries, is engaged primarily in the freight rail transportation business. BNSF’s rail operations make up one of the largest railroad systems in North America. Berkshire Hathaway Energy Company (“BHE”) is an international energy holding company owning a wide variety of operating companies engaged in the generation, transmission and distribution of energy. Among BHE’s operating energy businesses are Northern Powergrid; MidAmerican Energy Company; PacifiCorp; NV Energy; BHE Pipeline Group; BHE Renewables; and AltaLink. In addition, BHE owns HomeServices of America, a real estate brokerage firm. Our finance and financial products businesses primarily engage in proprietary investing strategies (BH Finance), consumer lending (Clayton Homes, Inc.) and transportation equipment and furniture leasing (Union Tank Car, Marmon Crane Services, XTRA and CORT). McLane Company is a wholesale distributor of groceries and nonfood items to discount retailers, convenience stores, restaurants and others. The Marmon Group is an international association of approximately 185 manufacturing businesses, including Union Tank Car and Marmon Crane Services, that operate independently within diverse business sectors. The Lubrizol Corporation is a specialty chemical company that produces and supplies chemical products for transportation, industrial and consumer markets. IMC International Metalworking Companies (Iscar) is an industry leader in the metal cutting tools business.

Numerous business activities are conducted through our other manufacturing, services and retailing subsidiaries. Shaw Industries is the world’s largest manufacturer of tufted broadloom carpet. Benjamin Moore is a formulator, manufacturer and retailer of architectural and industrial coatings. Johns Manville is a leading manufacturer of insulation and building products. Acme Building Brands is a manufacturer of face brick and concrete masonry products. MiTek produces steel connector products and engineering software for the building components market. Fruit of the Loom, Russell Athletic, Vanity Fair, Garan, Fechheimer, H.H. Brown Shoe Group, Justin Brands, and Brooks manufacture, license and distribute apparel and footwear under a variety of brand names. FlightSafety International provides training to aircraft operators. NetJets provides fractional ownership programs for general aviation aircraft. Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture and Jordan’s Furniture are retailers of home furnishings. Borsheims, Helzberg Diamond Shops and Ben Bridge Jeweler are retailers of fine jewelry.

In addition, other manufacturing, service and retail businesses include: Buffalo News and the BH Media Group, publishers of daily and Sunday newspapers; See’s Candies, a manufacturer and seller of boxed chocolates and other confectionery products; Scott Fetzer, a diversified manufacturer and distributor of commercial and industrial products; Larson-Juhl, a designer, manufacturer and distributor of high-quality picture framing products; CTB International, a manufacturer of equipment for the livestock and agricultural industries; International Dairy Queen, a licensor and service provider to about 6,700 stores that offer prepared dairy treats and food; The Pampered Chef, a leading direct seller of kitchen tools in the United States; Forest River, a leading manufacturer of leisure vehicles in the United States; Business Wire, the leading global distributor of corporate news, multimedia and regulatory filings; TTI, Inc., a leading distributor of electronic components; Richline Group, a leading jewelry manufacturer; Oriental Trading Company, a direct retailer of party supplies and novelties; Charter Brokerage, a leading global trade services company; Berkshire Hathaway Automotive, which includes 83 automobile dealerships located in 10 states; and Detlev Louis Motorad, a retailer of motorcycle accessories based in Germany.

Operating decisions for our various businesses are made by managers of the business units. Investment decisions and all other capital allocation decisions are made for us and our subsidiaries by our senior management team which is led by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of Berkshire’s Board of Directors. Our businesses collectively employ approximately 330,000 people.

Our executive offices are located at 3555 Farnam Street, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

Risk Factors

Investing in our debt securities involves risks. Prior to making a decision to invest in our debt securities, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider the risks described in the section entitled “Risk factors” in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. The occurrence or realization of any of these risks could materially adversely affect our business, operating results and financial condition.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial, which are not described in this prospectus, any prospectus supplement or any documents incorporated by reference in this prospectus, may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our debt securities and the loss of all or part of your investment.

Use of Proceeds

Except as any applicable prospectus supplement may indicate otherwise, we intend to use the net proceeds from the sale of debt securities offered by this prospectus for general corporate purposes.

Description of the Debt Securities

We will issue debt securities on a senior unsecured basis under an indenture, dated as of January 26, 2016, by and among Berkshire, Berkshire Hathaway Finance Corporation (“BHFC”) and The Bank of New York Mellon Trust Company, N.A. (the “trustee”). BHFC may also issue debt securities under this indenture; however, the debt securities described herein are solely issued by Berkshire Hathaway Inc.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete, and is subject, and qualified in its entirety by reference, to all the provisions of the indenture, including the definition of certain terms. We have filed the indenture with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. The following sets forth certain general terms and provisions of our debt securities offered by this prospectus. The particular terms of any debt securities being offered will be described in the prospectus supplement relating to those offered debt securities.

Provisions Applicable to Indenture

General

The indenture does not limit the amount of debt securities that may be issued under that indenture, nor does it limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any sinking fund or analogous provision;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion (or the method of calculation of the portion) of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any changes, additions to or deletion from the covenants described in this prospectus;

•	if other than the trustee, the security registrar and paying agent for the debt securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Ranking

The debt securities will be our senior unsecured obligations and will rank pari passu in right of payment with all of our unsubordinated, unsecured indebtedness and will be senior in right of payment to all of our subordinated indebtedness, and will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness of our subsidiaries (secured or unsecured).

Consolidation, Merger and Sale of Assets

Except as otherwise provided in the indenture or the debt securities, we may not merge into or consolidate with any other entity, or convey, transfer or lease our respective properties and assets substantially as an entirety to any individual, corporation, partnership or other entity, unless:

•	the successor or transferee corporation (or other entity) shall (i) be a corporation, partnership, limited liability company, trust or similar entity organized under the laws of the United States of America, any State of the United States or the District of Columbia, and (ii) expressly assume by supplemental indenture the due and punctual payment of the principal of and any interest on the debt securities and the performance of our obligations under the indenture; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice of lapse of time or both, would become an event of default will have occurred or be continuing.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	a default in the payment of any interest on such series of debt securities when due and payable, and the continuance of such default for a period of 30 days;

•	a default in the payment of principal of such series of debt securities when due and payable;

•	a default in the performance, or breach, in any material respect, of other covenants of ours in the indenture applicable to such series of debt securities that continues for 90 consecutive days after we receive notice of the default or breach;

•	a default in the deposit of any sinking fund payment, if applicable, and the continuance of such default for a period of 30 days; and

•	certain events of bankruptcy, insolvency or liquidation involving us.

If an event of bankruptcy, insolvency or liquidation of us has occurred, the principal of the then-outstanding debt securities and any other amounts payable under the indenture will become immediately due and payable. If any other event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of all series (or, if such default is not applicable to all series of the debt securities, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series to which such default is applicable) (in each case, voting as a single class) may declare the principal amount payable under the indenture on those then outstanding debt securities of the series affected by the default due and payable.

Defeasance

Our obligations with respect to the payment of the principal and interest on the debt securities will terminate if we irrevocably deposit or cause to be deposited with the trustee as trust funds specifically held in trust for, and dedicated solely to, the benefit of the holders of the debt securities:

•	cash,

•	U.S. government obligations, which through the scheduled payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash, or

•	a combination of the foregoing,

in each case sufficient to pay and discharge each installment of principal and interest on the debt securities.

The discharge of the debt securities is subject to certain other conditions, including, without limitation,

•	no event of default or event (including such deposit) which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit (or, with respect to an event of bankruptcy, insolvency or liquidation of us, at any time on or prior to the 90th day after the date of such deposit),

•	we shall have delivered to the trustee an opinion of independent tax counsel to the effect that beneficial owners of the debt securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance,

•	the debt securities, if they are then listed on any securities exchange, will not be delisted as a result of such deposit, and

•	such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or otherwise bound.

Modification and Waiver

Modification of Indenture

The indenture provides that we and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional events of default and curing ambiguities or inconsistencies in the indenture. We and the trustee may, without the consent of any holders of debt securities, also make other changes to the indenture that do not have a material adverse effect on the interests of the holders of any series of debt securities.

In addition, modifications and amendments of the indenture may be made by us and the trustee by entering into a supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount of the debt securities of each series affected by such modification or amendment, acting as one class, provided, however, that no such modification or amendment may, without the consent of each holder of debt securities outstanding that is affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any outstanding debt securities,

•	reduce the principal of or interest rate on any outstanding debt securities,

•	change the place of payment where, or the currency in which, the principal of, any premium or interest on any outstanding debt securities is payable,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding debt securities on or after the stated maturity thereof,

•	reduce the percentage in principal amount of the debt securities then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

•	modify any of the above provisions.

Waiver of Default

The holders of not less than a majority of aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all such series of debt securities, waive any past default under the indenture with respect to such series of debt securities, except a default:

•	in the payment of principal of or any premium or any interest on such debt securities, or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the outstanding debt securities of each series affected by the default.

Payment and Paying Agents

Unless we inform you otherwise, payments on the debt securities will be made in U.S. dollars at the office or agency maintained by us in New York, New York (or, if we fail to maintain such office or agency, at the corporate trust office of the trustee in New York, New York or if the trustee does not maintain an office in New York, at the office of a paying agent in New York). At our option, however, we may make payments by check mailed to the holder’s registered address or, with respect to global notes, by wire transfer. We will make any required interest payments to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise, the trustee will be designated as our paying agent for payments on the debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for one year after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the debt securities will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Plan of Distribution

We may sell debt securities securities from time to time in one or more transactions separately or in combination. The debt securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of debt securities.

If the debt securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the debt securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the debt securities offered by that prospectus supplement. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be listed.

Debt securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries and affiliated companies in the ordinary course of business.

Legal Matters

Certain matters with respect to the legality of the debt securities offered by this prospectus will be passed upon for us by Munger, Tolles & Olson LLP.

Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is one of our directors. Mr. Olson and the other attorneys at Munger, Tolles & Olson LLP who are representing us in connection with the offering of debt securities beneficially own, in the aggregate, approximately 365 shares of our Class A common stock and approximately 42,750 shares of our Class B common stock.

Experts

The financial statements and the related schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and related schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

Berkshire Hathaway Inc.

$                                     % Senior Notes due

$                                     % Senior Notes due

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	J.P. Morgan	Wells Fargo Securities